EXHIBIT 32.2

                          CALIFORNIA PIZZA KITCHEN, INC

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of California Pizza Kitchen, Inc (the "Company") on Form 10-Q for the period ending September 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gregory S. Levin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                 By: /s/ GREGORY S. LEVIN
                                     ----------------------
                                     Gregory S. Levin
                                     Chief Financial Officer and Secretary
                                     (Also signing as Chief Accounting Officer)

                                     Page 3